UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2007
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-27312	25-1537134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Restricted Stock Program and Award
On February 15, 2007, the Compensation Committee of Tollgrade Communications, Inc. (“Tollgrade”) approved an equity grant program and granted restricted stock thereunder to certain executive officers pursuant to the 2006 Amended and Restated Long-Term Incentive Plan (“LTIP”). The equity grant program would allow the Compensation Committee to award from time to time, as appropriate, restricted stock grants with a time-based and performance-based component.
On February 15, 2007, Tollgrade’s named executive officers each received an award of restricted stock as follows:

Recipient	Restricted Share Grant

Mark B. Peterson	10,000
Samuel C. Knoch	7,778
Gregory L. Quiggle	7,778
Carol M. Franklin	5,556
Gail M. Walsh	5,556
Performance Based Component. Two-thirds of the grant will vest on December 31, 2008 based on Tollgrade’s performance over a two year period ending December 31, 2008 so long as Tollgrade meets or exceeds the defined cumulative performance measure. One-third of the total grant may vest on the first anniversary of the grant date if Tollgrade meets or exceeds an accelerated performance measure. The Compensation Committee set the cumulative performance measure and accelerated performance measure at the same time the awards were approved.
Time Based Component. One-third of the grant will vest on the third anniversary of the grant date so long as the recipient is still employed by Tollgrade on the vesting date. If the recipient is terminated by Tollgrade without cause prior to the third anniversary of the grant, a prorated number of the one-third grant will vest based on the service of the recipient at the time the recipient was terminated without cause.
To the extent the Compensation Committee approves future restricted stock grants, the Compensation Committee will consider the amount of future grants at the time the award is approved taking into account at least the following factors:
•	Advice of outside consultants, if appropriate, on market and other factors;
•	Management input (except as to the recipient’s own grants);
•	Individual recipient’s overall compensation, taking into account amounts realized from prior compensation;
•	Individual job performance data;
•	Corporate performance, including LTIP data; and
•	Accounting and tax implications, including the expense of such grant.

At the same time the Compensation Committee approves future grants the Compensation Committee will set the cumulative performance measure and accelerated performance measure.
Amendment to Management Incentive Compensation Plan
On February 16, 2007, the Board of Directors approved an amendment to the Management Incentive Compensation Plan (the “MICP”), which all employees including the named executive officers are entitled to participate. The amendment changes the financial target used as a basis for the award calculation, by replacing the previous single financial target with four benchmark financial targets, which trigger payouts ranging from 66 2/3% to 100% of a defined financial target. The amendment also reduced the minimum threshold that must be achieved before any MICP award may be made, and establishes an award pool for each financial benchmark target. To the extent the financial target falls above the minimum threshold but between the specified benchmarks, the award pool is prorated accordingly. Financial targets, the award pool and the minimum threshold are approved annually by the Board of Directors and will take into account current conditions and affordability.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.

Dated: February 22, 2007	By:	/s/ Sara M. Antol

Sara M. Antol General Counsel and Secretary